OERLIKON-BUHRLE SUCCESSFULLY COMPLETES TENDER OFFER FOR PLASMA-THERM, INC.

         Zurich, Switzerland and St. Petersburg, Fla., Jan. 28---Oerlikon-Buhrle Holding AG ("OBH") today announced the successful completion of its tender offer for all the outstanding shares of common stock (the "Shares") of Plasma-Therm, Inc. ("Plasma-Therm")(Nasdaq: PTIS). The offer was made through Volcano Acquisition Corp., an indirect wholly-owned subsidiary of OBH. The tender offer expired at 12:00 midnight, New York City time, on January 27, 2000, at which time 10,629,473 Shares had been tendered, including 79,504 Shares tendered by notice of guaranteed delivery. This represents approximately 94.46% of the outstanding Shares of Plasma-Therm. OBH will accept for payment all the Shares tendered at the tender offer price of $12.50 per share.

         Requests for assistance or documents should be directed to D.F. King & Co., Inc. (the Information Agent) at (800) 858-3409 (toll free).

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